EXHIBIT 23.4


               CONSENT OF SICHENZIA, ROSS & FRIEDMAN LLP



We hereby consent to the reference to our firm under "Legal Matters" in the Prospectus forming a part of the Post-Effective Amendment No. 1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.



                                         Very truly yours,

                                         /s/ Sichenzia, Ross & Friedman LLP

                                         SICHENZIA, ROSS & FRIEDMAN LLP


Dated: July 1, 1998